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EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Amendment No. 1 to Registration Statement, Form S-3, pertaining to Bluefly, Inc. of our report dated March 26, 1999, with respect to the consolidated financial statements of Bluefly, Inc. as of December 31, 1998 for the years then ended December 31, 1997 and 1998 included in the Current Report on Form 8-K dated November 20, 2000, filed with the Securities and Exchange Commission.


                                            M.R. Weiser & Co. LLP

New York, New York
February 6, 2001